Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Mobix Labs, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	(1)	(1	) (2)	—	—
	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)	(1)	(1)	(1	) (2)	—	—
	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1	) (2)	—	—
	Other	Warrants	Rule 457(o)	(1)	(1)	(1	) (2)	—	—
	Other	Subscription Rights	Rule 457(o)	(1)	(1)	(1	) (2)	—	—
	Other	Stock Purchase contracts	Rule 457(o)	(1)	(1)	(1	) (2)	—	—
	Other	Stock Purchase Units	Rule 457(o)	(1)	(1)	(1	) (2)	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	$75,000,000	N/A	$75,000,000		$0.00015310	$11,482.50
Total Offering Amounts					—	$75,000,000		—	$11,482.50
Total Fees Previously Paid								—	N/A
Total Fee Offsets								—	N/A
Net Fee Due								—	$11,482.50

(1)	An indeterminate amount of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices that shall have an aggregate initial offering price not to exceed $75,000,000. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities. The securities registered hereunder also include an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of the securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise, or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution provisions of any of the securities.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.